Exhibit 4.11

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS WARRANT. BY PURCHASING SUCH SECURITIES, THE HOLDER HEREOF AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE ACT, OR (B) IN ACCORDANCE WITH AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 9, 2006.

WARRANT TO PURCHASE COMMON SHARES OF

ADHEREX TECHNOLOGIES INC.

(void after May 8, 2010)

No. War-[ ]	May 8, 2006

THIS CERTIFIES THAT, for value received, [            ] or registered assigns (the “Holder”), from and after the Commencement Date (as defined below), and subject to the terms and conditions herein set forth, is entitled to purchase from Adherex Technologies Inc., a Canadian corporation (the “Company”), at any time before 5:00 p.m. Ottawa, Ontario time on May 8, 2010 (the “Termination Date”), [            ] ([            ]) common shares in the capital of the Company (“Common Shares”), at a price per share equal to the Warrant Price (as defined below) upon exercise of this Warrant pursuant to Section 5 hereof. The number of Common Shares issuable pursuant to this Warrant (the “Warrant Shares”) is subject to adjustment under Section 2.

1. Definitions. As used in this Warrant, the following terms have the definitions ascribed to them below:

(a)	“Commencement Date” means November 8, 2006.

(b)	“Issuance Date” means May 8, 2006.

(c)	“person” means any individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

(d)	“Warrant Price” means U.S.$0.97 per share subject to adjustment under Section 2.

2. Adjustments and Notices. The Warrant Price and/or the Warrant Shares shall be subject to adjustment from time to time in accordance with this Section 2. The Warrant Price and/or the Warrant Shares shall be adjusted to reflect all of the following events that occur on or after the Issuance Date.

(a) Subdivision, Stock Dividends or Combinations. In case the Company shall at any time subdivide the outstanding Common Shares or shall issue a stock dividend with respect to the Common Shares, the Warrant Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and the number of Warrant Shares for which this Warrant may be exercised immediately prior to such subdivision or the issuance of such dividend shall be proportionately increased. In case the Company shall at any time combine the outstanding Common Shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Shares for which this Warrant may be exercised immediately prior to such combination shall be proportionately decreased. In each of the foregoing cases, the adjustment shall be effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

(b) Reclassification, Exchange, Substitution, In-Kind Distribution. Upon any reclassification, exchange, substitution or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant or upon the payment of a dividend in securities or property other than Common Shares, the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received if this Warrant had been exercised immediately before the record date for such reclassification, exchange, substitution, or other event or immediately prior to the record date for such dividend. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise or conversion of the new warrant. The provisions of this Section 2(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.

(c) Reorganization, Merger etc. In case of any merger or consolidation of the Company into or with another corporation where the Company is not the surviving corporation, or sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition to closing any such reorganization, merger or sale, duly execute and deliver to the Holder hereof a new warrant so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise or conversion of the unexercised portion of this Warrant, and in lieu of the Warrant Shares theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money and property that would have been receivable upon such reorganization, merger or sale by the Holder with respect to the Warrant Shares if this Warrant had been exercised immediately before the consummation of such transaction. Such new warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. The provisions of this subparagraph (c) shall similarly apply to successive transactions of the type described in this subparagraph (c).

(d) Certificate of Adjustment. In each case of an adjustment or readjustment of the Warrant Price, the Company, at its own expense, shall cause its chief financial officer (or other most senior financial officer at the time) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment of the Warrant Price shall be required to be made unless it would result in an increase or decrease of at least U.S.$0.01, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

(e) No Impairment. The Company shall not, by amendment of its charter, by-laws or other organizational documents, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall subject to Section 8 at all times in good faith assist in carrying out all of the provisions of this Section 2 and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Section 2 against impairment.

(f) Fractional Shares. No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full share.

3. No Shareholder Rights. This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle the Holder to any of the rights of a shareholder of the Company.

4. Reservation of Shares. The Company will reserve from its authorized and unissued share capital a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of this Warrant. Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares issuable upon the exercise of this Warrant.

5. Exercise of Warrant. (a) This Warrant may be exercised by the Holder hereof, in whole or in part, at any time from and after the Commencement Date and prior to the Termination Date, at the election of the Holder hereof (with the notice of exercise substantially in the form attached hereto as Attachment 1 duly completed and executed for an exercise under this Section 5), by the surrender of this Warrant at the principal office of the Company or transfer agent and the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full Warrant Shares issuable upon such exercise.

(b) If at any time after one year from the date of issuance of this Warrant there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the closing price on the principal U.S. trading market for such shares on the Trading Day immediately preceding the date of such election;

(B) =	the Warrant Price of this Warrant, as adjusted; and

(X) =	the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

6. Transfer of Warrant. This Warrant is issued upon the following terms respecting transferability, to which Holder consents and agrees:

(a) Until this Warrant is transferred on the books of the Company, the Company will, and shall be entitled to, treat the Holder of this Warrant registered as such on the books of the Company as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

(b) This Warrant may not be exercised, and this Warrant and the Warrant Shares shall not be transferable, except in compliance with all applicable provincial, state and federal securities laws, regulations and orders, and with all other applicable laws, regulations and orders.

(c) Subject to clauses (b) and (d) of this Section 6, the Warrant may be transferred by the Holder completing and delivering to the Company a notice of transfer substantially in the form attached hereto as Attachment 2.

(d) The Warrant may not be transferred, and the Warrant Shares may not be transferred, to persons in the United States or to U.S. Persons (as that term is defined in Regulation S under the United States Securities Act of 1933, as amended (the “US Securities Act”) without the Holder obtaining an opinion of legal counsel satisfactory in form and substance to the Company’s legal counsel stating that the proposed transaction will not result in a prohibited transaction under the US Securities Act, and all other applicable state and federal securities laws, regulations and orders. By accepting this Warrant, the Holder agrees to act in accordance with any conditions reasonably imposed on such transfer by such opinion of legal counsel.

(e) Neither the issuance of this Warrant nor the issuance of the Warrant Shares have been qualified by prospectus or registered under any Canadian provincial securities laws, the US Securities Act or any US state securities laws.

7. Covenants, Representations and Warranties. The Company hereby represents and warrants that it is authorized to create and issue the Warrants and covenants and agrees that it will cause the Common Shares from time to time subscribed for and purchased in the manner provided in this Warrant and the certificate or certificates representing such Common Shares to be issued and that, at all times prior to 5:00 p.m. (Ottawa, Ontario time) on the Termination Date, it will reserve and there will remain unissued a sufficient number of Common Shares to satisfy the right of purchase provided for in this Warrant. The Company hereby further covenants and agrees that it will at its expense expeditiously use its best efforts to obtain the listing of such Common Shares (subject to issue or notice of issue) on each stock exchange or over-the-counter market on which the Common Shares may be listed from time to time. All Common Shares which are issued upon the exercise of the right of purchase provided in this Warrant, upon payment therefor of the amount at which such Common Shares may be purchased pursuant to the provisions of this Warrant, shall be and be deemed to be fully paid and non-assessable shares and free from all taxes, liens and charges with respect to the issue thereof. The Company hereby represents and warrants that this Warrant is a valid and enforceable obligation of the Company, enforceable in accordance with the provisions of this Warrant.

8. Legends. Upon issuance, the certificate or certificates evidencing any Warrant Shares shall bear legends as set forth in the subscription agreement of even date herewith between the original Holder and the Company and as required under any applicable provincial, state and federal securities laws, regulations and orders, and with all other applicable laws and regulations.

9. Further Assurances. The Company hereby covenants and agrees that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such other act, deed and assurance as the Holder shall reasonably require for the better accomplishing and effectuating of the intentions and provisions of this Warrant.

10. Successors and Assigns. This Warrant shall enure to the benefit of the Holder and the successors and assignees thereof and shall be binding upon the Company and the successors thereof.

11. Termination. This Warrant shall terminate at 5:00 p.m. (Ottawa, Ontario time) on the Termination Date.

12. Miscellaneous. This Warrant shall be governed by the laws of the Province of Ontario, as such laws are applied to contracts to be entered into and performed entirely in Ontario by Ontario residents. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder. All notices and other communications from the Company to the Holder of this Warrant shall be delivered personally or by facsimile transmission or mailed by first class mail, postage prepaid, to the address or facsimile number furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address or facsimile number to the Company in writing, and if mailed shall be deemed given three days after deposit in the United States mail. Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Common Shares. Time shall be of the essence of this Warrant. The parties hereto have expressly required that this agreement and all documents, agreements and notices related hereto be drafted in the English language. Les parties aux présentes ont expressément exigé que le présent contrat et tous les autres documents, conventions ou avis qui y sont afférents soient rédigés en langue anglaise.

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ADHEREX TECHNOLOGIES INC., intending to be contractually bound, has caused this Warrant to be signed by its duly authorized officer in the date set forth above.

ADHEREX TECHNOLOGIES INC.

By:
Name:
Title:

Attachment 1

NOTICE OF EXERCISE

TO:    ADHEREX TECHNOLOGIES INC.

1.	The undersigned hereby elects to purchase Common Shares of the Company pursuant to Section 5 of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2.	Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(Name in which certificate(s) are to be issued)

(Address)

(Name of Warrant Holder)

By:

Title:

Date signed:

Attachment 2

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(include name and address of the transferee) Warrants exercisable for common shares of Adherex Technologies Inc. (the “Company”) registered in the name of the undersigned on the register of the Company maintained therefor, and hereby irrevocably appoints                                                                                                                                                                                  the attorney of the undersigned to transfer the said securities on the books maintained by the Company with full power of substitution.

DATED this                      day of                                                  , 200  .

Signature of Transferor guaranteed by:

Signature of Transferor

Address of Transferor

Notes:

The signature to this transfer must correspond with the name written upon the face of this Warrant Certificate in every particular without any changes whatsoever.

If the Transfer Form indicates that common shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature on this Transfer Form must be guaranteed by a Schedule I chartered bank or licensed trust company, or a member of an acceptable medallion guarantee program. The guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature guarantees are not accepted from Treasury Branches or credit unions unless they are members of the Stamp Medallion Program.